Exhibit 10.1
SYNCHRONY FINANCIAL 2024 LONG-TERM INCENTIVE PLAN
SECTION 1. PURPOSE
The purposes of this Synchrony Financial 2024 Long-Term Incentive Plan (the “Plan”) are to encourage selected officers, employees, non-employee directors and consultants of Synchrony Financial (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareowners, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.
SECTION 2. DEFINITIONS
As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.
(d)“Board” shall mean the Board of Directors of the Company.
(e)“Cause” shall mean, unless otherwise defined in an Award Agreement or written employment, severance, change in control or similar agreement between the Company or any of its Affiliates and the Participant in effect on the applicable grant date, (i) a material breach by the Participant of their duties and responsibilities (other than as a result of incapacity due to physical or mental illness); (ii) with respect to a Participant who is an employee, any act that would prohibit the Participant from being employed by the Company and its Affiliates (including for the avoidance of doubt, Synchrony Bank) pursuant to the Federal Deposit Insurance Act of 1950, as amended, or other applicable law; (iii) the commission of or conviction in connection with a felony or any act involving fraud, embezzlement, theft, dishonesty or misrepresentation; or (iv) any gross or willful misconduct, any violation of law or any violation of a policy of the Company or any of its Affiliates by the Participant that results in or could result in loss to the Company or any of its Affiliates, or damage to the business or reputation of the Company or any of its Affiliates, as determined by the Company.

(f)“Change in Control” shall mean any of the following events which occurs after the date of grant of an Award, but only if such event constitutes a “change in control event” for purposes of Treasury Regulation Section 1.409A-3(i)(5):
(i)the acquisition by any Person, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition below; provided further, that for purposes of clause (B) of this subsection (i), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 30% or more of the Outstanding Common Stock or 30% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
(ii)individuals who, as of the effective date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director of the Company subsequent to the effective date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; or
(iii)the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, directly or indirectly, the Company or all or substantially all of the Company’s assets) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.

(g)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)“Committee” shall mean the Management Development and Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Shares are not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Shares are then traded.
(i)“Dividend Equivalent” shall mean any right granted under Section 7(e) of the Plan.
(j)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(k)“Fair Market Value” shall mean, with respect to any Shares or other securities, the closing price of a Share on the date as of which the determination is being made as reported on the principal national stock exchange on which the Shares are then traded or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided however, that the Company may in its discretion use the closing price of a Share on the day preceding the date as of which such value is being determined to the extent the Company determines such method is more practical for administrative purposes, such as for purposes of tax withholding; provided, further, that if the Shares are not listed on a national stock exchange or if the closing price of a Share for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and, to the extent applicable, in compliance with Section 409A of the Code.
(l)“Good Reason” shall mean, unless otherwise defined in an Award Agreement or written employment, severance, change in control or similar agreement between the Company or any of its Affiliates and the Participant in effect on the applicable grant date, without the Participant’s express written consent, the occurrence of any of the following events after a Change in Control: (i) a material adverse change in the nature or scope of the Participant’s authority, powers, functions, duties or responsibilities; (ii) a material reduction by the Company in the Participant’s rate of annual base salary or bonus opportunity, in the aggregate; or (iii) a change in the Participant’s primary employment or service location to a location that is more than fifty (50) miles from the primary location of the Participant’s employment or service.
Within thirty (30) days after the Participant becomes aware of one or more actions or inactions described in this Good Reason definition, the Participant must deliver written notice to the Company of the action(s) or inaction(s) (the “Good Reason Notice”). The Company shall have thirty (30) days after the Good Reason Notice is delivered to cure the particular action(s) or inaction(s). If the Company so effects a cure, the Good Reason Notice will be deemed rescinded and of no further force and effect.
(m)“Incentive Stock Option” shall mean an option granted under Section 7(a) of the Plan that is intended to meet the requirements of Sections 422 of the Code, or any successor provision thereto.
(n)“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Affiliate.
(o)“Non-Qualified Stock Option” shall mean an option granted under Section 7(a) of the Plan that is not intended to be an Incentive Stock Option.
(p)“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(q)“Other Stock-Based Award” shall mean any right granted under Section 7(f) of the Plan.
(r)“Participant” shall mean an officer, employee or consultant of the Company or any of its Affiliates or a Non-Employee Director, in each case, as designated to be granted an Award under the Plan.
(s)“Performance Award” shall mean any right granted under Section 7(d) of the Plan.

(t)“Performance Criteria” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or Stock Appreciation Right or (ii) during the applicable restriction period or Performance Period as a condition to the vesting of the holder’s interest in an Award. Such criteria and objectives may include one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: purchase volume; loan receivables; Tier 1 common ratio; liquidity as a percentage of total assets; liquidity coverage ratio; tangible common equity to tangible assets ratio; platform revenue; net earnings; earnings per share; diluted earnings per share; return on average assets; return on capital or invested capital; return on equity; cash flow; gross or operating profit and margin rate; net interest margin; other expense efficiency; active accounts; new accounts; the attainment by a Share of a specified Fair Market Value for a specified period of time; increase in stockholder value; return on investments; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; operating expenses, attainment of expense levels or cost reduction goals; net charge-offs and net charge-off percent; delinquency rates; won, lost and extended deals; market share; interest expense; economic value created; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to compliance, market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, any combination of the foregoing, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be expressed on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objective or subjective determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Criteria or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance Criteria shall be subject to such other special rules and conditions as the Committee may establish at any time.
(u)“Performance Period” shall mean any period as determined by the Committee in its sole discretion.
(v)“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.
(w)“Prior Plan” shall mean the Synchrony Financial Amended and Restated 2014 Long-Term Incentive Plan.
(x)“Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.
(y)“Restricted Stock” shall mean any award of Shares granted under Section 7(c) of the Plan.
(z)“Restricted Stock Unit” shall mean any right granted under Section 7(c) of the Plan that is denominated in Shares.
(aa)“Shares” shall mean the common stock of the Company, $0.001 par value, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.
(bb) “Stock Appreciation Right” shall mean any right granted under Section 7(b) of the Plan.

(cc) “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in     which the Company owns, directly or indirectly, an equity interest possessing 50% or more of the combined voting power of the total outstanding equity interests of such entity.

SECTION 3. ADMINISTRATION
Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.
(a)Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:
(i)designate Participants;
(ii)determine the type or types of Awards to be granted to each Participant under the Plan;
(iii)determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;
(iv)determine the terms and conditions of any Award, including any restrictive covenants, clawback or recoupment provisions or requirements that a Participant execute a waiver and release;
(v)determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;
(vi)determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii)interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
(viii)establish, amend, suspend, or waive such rules and guidelines;
(ix)appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(x)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and
(xi)correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
(b)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareowner, and any employee of the Company or of any Affiliate. To the extent permitted by Section 16 of the Exchange Act, actions of the Committee may be taken by:
(i)the Chairman of the Committee;
(ii)a subcommittee, designated by the Committee;
(iii)the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iv)one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to employees who are not (A) officers or Non-Employee Directors of the Company for purposes of Section 16 of the Exchange Act, or (B) officers or managers to whom authority to grant or amend Awards has been delegated hereunder. This delegation shall include modifications necessary to accommodate changes in the laws or regulations of jurisdictions outside the U.S.
(c)A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.
SECTION 4. SHARES AVAILABLE FOR AWARDS
(a)SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):
(i)The total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be 27,500,000. The full number of Shares available for delivery under the Plan may be delivered pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options, the rules set forth in this Section shall not apply to the extent not permitted by Section 422 of the Code.
(ii)ACCOUNTING FOR AWARDS. For purposes of this Section 4,
(A)The number of Shares that remain available for future grants under this Plan shall be reduced by the sum of the aggregate number of Shares that become subject to outstanding Options, outstanding Stock Appreciation Rights, outstanding Restricted Stock Unit Awards, outstanding Restricted Stock Awards, outstanding Other Stock-Based Award, outstanding Performance Awards denominated in Shares and outstanding Dividend Equivalents denominated in Shares; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.
(B)To the extent that Shares subject to an outstanding Option, Stock Appreciation Right, Restricted Stock Unit Award, Restricted Stock Award, Other Stock-Based Award, Performance Award or Dividend Equivalent granted under the Plan or a Prior Plan, other than Awards described under Section 4(b)(ii), are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash, then such Shares shall again be available under this Plan; provided, however, that Shares subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such Shares are (x) Shares that were subject to an Option or stock-settled Stock Appreciation Right and were not issued or delivered upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes under Options or Stock Appreciation Rights, or (z) shares repurchased by the Company on the open market with the proceeds of an Option exercise. Shares delivered to or withheld by the Company to pay the withholding taxes for Awards other than Options and Stock Appreciation Rights shall again be available for issuance under this Plan. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan.
(iii)SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b)ADJUSTMENTS.
(i)In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in the Accounting Standards Codification 718 (or any successor or replacement accounting standard) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:
(A)the number and type of Shares or other securities which thereafter may be made the subject of Awards;
(B)the number and type of Shares or other securities subject to outstanding Awards;
(C)the number and type of Shares or other securities specified as the annual per-participant limitation under Section 7(g)(vi) and (vii);
(D)the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
(E)other value determinations applicable to outstanding awards.
Provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Sections 422(b)(1) of the Code or any successor provision thereto and, with respect to Awards of Stock Appreciation Rights and Options, such adjustment shall be in accordance with Section 409A of the Code without an increase in the aggregate purchase price; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(ii)ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.
(iii)ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan
SECTION 5. VESTING CONDITIONS
(a)MINIMUM VESTING REQUIREMENT. Notwithstanding any other provision of the Plan to the contrary, awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) Awards assumed under Section 4(b)(ii); (ii) shares delivered in lieu of fully vested cash obligations; (iii) awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4(a)(i) (subject to adjustment under Section 4(b)); provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award for any reason in the terms of the Award Agreement or otherwise.

(b)CHANGE IN CONTROL.
(i)Assumption or Substitution of Certain Awards. In the event of a Change in Control of the Company in which the successor company assumes the applicable Award or substitutes a replacement Award for the applicable Award, if an Award holder’s employment is terminated by the Company, a Subsidiary or an Affiliate without Cause or by the holder for Good Reason (or otherwise terminates for an eligible reason according to the terms of the Company severance policy or an employment agreement applicable to the holder as of the effective date of a Change in Control) during the period commencing on and ending twenty-four (24) months after the effective date of the Change in Control, then effective on the holder’s date of termination of employment (i) each outstanding Option and Stock Appreciation Right held by such holder shall become fully vested and exercisable, (ii) the restriction period applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award and Other Stock-Based Award held by such holder shall lapse, and (iii) the Performance Period applicable to outstanding Performance Awards shall end immediately upon such termination of employment and the Performance Criteria applicable to such Performance Awards shall be deemed satisfied at the target level of performance (or actual performance, to the extent approved by the Committee and set forth in the applicable Award Agreement); provided, however, that Awards that provide for a deferral of compensation within the meaning of Section 409A of the Code shall be settled in accordance with the applicable Award Agreements, subject to the terms of the Plan and Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, each Option or Stock Appreciation Right granted to such holder shall remain exercisable by the holder (or their legal representative or similar person) until the earlier of (y) the date that is one-year following the Award holder’s termination of employment under this section (or such longer period of time as may be required by local law) or, if an Award holder is subject to a severance plan or employment agreement, the end of the severance period applicable to the holder under the Company severance plan or employment agreement (if any) applicable to the holder as of the effective date of a Change in Control, or (z) the expiration date of the term of the Option or Stock Appreciation Right. For the purposes of this Section, an Award shall be considered assumed or substituted for, if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee (as constituted prior to the Change in Control) in its sole discretion and its determination shall be conclusive and binding.
(ii)Awards Not Assumed or Substituted. In the event of a “Change in Control” in which the Awards are not effectively assumed or substituted in accordance with Section 5(b)(i), the Board, as constituted prior to the Change in Control, may, in its discretion:
(A)require that (1) some or all outstanding Options and Stock Appreciation Rights shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (2) the restriction period applicable to some or all outstanding Restricted Stock Awards, Restricted Stock Unit Awards and/or Other Stock-Based Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (3) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (4) the Performance Criteria applicable to some or all outstanding Awards shall be deemed to be satisfied at the target, maximum or any other level;
(B)require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 4(b); and/or

(C)require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (1) a cash payment or other property in an amount equal to (i) in the case of an Option or a Stock Appreciation Right, the aggregate number of Shares then subject to the portion of such Option or Stock Appreciation Right surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change in Control, over the purchase price per Share subject to such Option or Stock Appreciation Right, (ii) in the case of a Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award or Performance Award denominated in Shares, the number of Shares then subject to the portion of such Award surrendered to the extent the Performance Criteria applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5(b)(ii)(A), whether or not vested, multiplied by the Fair Market Value of a Share as of the date of the Change in Control, and (iii) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Criteria applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5(b)(ii)(A); (2) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (1) above; or (3) a combination of the payment of cash or other property pursuant to clause (1) above and the issuance of shares pursuant to clause (2) above.
(c)DISCRETION TO ACCELERATE VESTING. Notwithstanding any other provision of the Plan to the contrary, the Committee shall have the discretion to accelerate the vesting or exercisability of any outstanding Award for any reason.
SECTION 6. ELIGIBILITY
Any officer, employee or consultant of the Company or of any Affiliate and any Non-Employee Director shall be eligible to be designated a Participant. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Award Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent to the extent permitted by applicable law. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence.
SECTION 7. AWARDS
(a)OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(i)EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(ii)OPTION TERM. The term of each Option shall not exceed ten (10) years from the date of grant; provided, however, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option may not be exercised later than five years after its date of grant.

(iii)TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which an Option may be exercised in whole or in part. An Option may be exercised (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (E) in any other permissible payment method set forth in the Award Agreement, or (F) a combination of the foregoing, in each case to the extent set forth in the Award Agreement relating to the Option, (ii) if applicable, by surrendering to the Company any Stock Appreciation Rights granted in tandem with such Option which are cancelled by reason of the exercise of the Option, and (iii) by executing such documents as the Company may reasonably request. No Shares shall be issued and no certificate representing Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 9(d), have been paid (or arrangement made for such payment to the Company’s satisfaction).
(iv)INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Sections 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Notwithstanding anything in this Section 7(a) to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (A) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds the amount (currently $100,000) established by the Code, taking Options into account in the order in which they were granted, or (B) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).
(v)SERVICE RECIPIENT STOCK. A Participant may be granted an Option only if the underlying Shares qualify, with respect to such Participant, as “service recipient stock” within the meaning set forth in Section 409A of the Code.
(vi)DIVIDEND EQUIVALENTS. Notwithstanding anything in an Award Agreement to the contrary, the holder of an Option shall not be entitled to receive Dividend Equivalents with respect to the number of Shares subject to such Option.
(b)STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, an amount payable in cash and/or Shares equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee.
(i)GRANT PRICE. Shall be determined by the Committee, provided, however, and except as provided in Section 4(b), that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.
(ii)TERM. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.
(iii)TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part. A Stock Appreciation Right granted in tandem with an Option may be exercised (i) by giving written notice to the

Company specifying the number of whole Stock Appreciation Rights which are being exercised, (ii) by surrendering to the Company any Options which are cancelled by reason of the exercise of such Stock Appreciation Right, and (iii) by executing such documents as the Company may reasonably request. A stand-alone Stock Appreciation Right may be exercised (A) by giving written notice to the Company specifying the whole number of Stock Appreciation Rights which are being exercised and (B) by executing such documents as the Company may reasonably request. No Shares shall be issued and no certificate representing Shares shall be delivered until any withholding taxes thereon, as described in Section 9(d), have been paid (or arrangement made for such payment to the Company’s satisfaction).
(iv)SERVICE RECIPIENT STOCK. A Participant may be granted a Stock Appreciation Right only if the underlying Shares qualify, with respect to such Participant, as “service recipient stock” within the meaning set forth in Section 409A of the Code.
(v)DIVIDEND EQUIVALENTS. Notwithstanding anything in an Award Agreement to the contrary, the holder of a Stock Appreciation Right shall not be entitled to receive Dividend Equivalents with respect to the number of Shares subject to such Stock Appreciation Right.
(c)RESTRICTED STOCK AND RESTRICTED STOCK UNITS.
(i)ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants. Subject to the terms of the Plan or the applicable Award Agreement, a Restricted Stock Unit may be payable in Shares or cash.
(ii)RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, however, that any dividend shall be subject to the same restrictions as the underlying Award. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.
(iii)REGISTRATION. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
(iv)FORFEITURE. Upon termination of employment during the applicable restriction period, except as determined otherwise by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company.
(d)PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:
(i)may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and
(ii)shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such Performance Criteria during such Performance Periods as the Committee shall establish.

(e)DIVIDEND EQUIVALENTS AND DIVIDENDS. The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine; provided, however, any Dividend Equivalents and dividends with respect to Awards shall be subject to the same restrictions as the underlying Awards.

(f)OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 7(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.
(g)GENERAL.
(i)NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(ii)AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(iii)FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.
(iv)LIMITS ON TRANSFER OF AWARDS. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
(v)RESTRICTION ON REPRICING OF OPTIONS AND STOCK APPRECIATION RIGHTS. The Committee shall not without the approval of the stockholders of the Company, (i) reduce the exercise price of any previously granted Option or Stock Appreciation Right, (ii) cancel any previously granted Option or Stock Appreciation Right in exchange for another Option or Stock Appreciation Right with a lower exercise price or (iii) cancel any previously granted Option or Stock Appreciation Right in exchange for cash or another Award if the exercise price of such Option or Stock Appreciation Right exceeds the Fair Market Value of a Share on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 4(b).
(vi)NON-EMPLOYEE DIRECTOR COMPENSATION LIMIT. The aggregate value of cash compensation and the grant date fair value of the Awards that may be granted to any Non-Employee Director in any fiscal year shall not exceed $1,250,000; provided, however, that (i) the limit set forth in this sentence shall be multiplied by two in the year in which a Non-Employee Director commences service on the Board, and (ii) the limit set forth in this sentence shall not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of fees received for service on the Board or any committee thereunder.

(vii)CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any re-sales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
(viii)SHARE CERTIFICATES. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
SECTION 8. AMENDMENT AND TERMINATION
Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
(a)AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if stockholder approval is required by law, regulation, or stock exchange on which the Company is listed, and; provided, further, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareowners of the Company that would:
(i)increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or
(ii)modify the limit on Non-Employee Director compensation contained in Section 7(g)(vi) or the restrictions on the repricing of Options and Stock Appreciation Rights set forth in Section 7(g)(v).
(b)AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.
SECTION 9. GENERAL PROVISIONS
(a)NO RIGHTS TO AWARDS. No Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of employees or consultants of the Company or any Affiliates, Non-Employee Directors, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
(b)RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any Shares or other equity security of the Company which is subject to an Award hereunder unless and until such person becomes a stockholder of record with respect to such Shares or equity security.
(c)DESIGNATION OF BENEFICIARY. To the extent permitted by the Company, a holder of an Award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding Option or Stock Appreciation Right granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Option or Stock Appreciation Right pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.
(d)WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any Shares or the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any federal, state, local, foreign or other taxes which may be required to be withheld or paid in connection with such Award. An Award Agreement may provide that (i) the Company shall withhold whole Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an Option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (E) in any other permissible payment method set forth in the Award Agreement, or (F) a combination of the foregoing, in each case to the extent set forth in the Award Agreement relating to the Award. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable Internal Revenue Service withholding rules). Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
(e)NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(f)NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(g)GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of law.

(h)SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(i)NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(j)NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(k)HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(l)INDEMNIFICATION. Subject to requirements of Delaware State law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement thereof, with the Company’s approval, or paid by them in satisfaction of any judgment in any such action, suit, or proceeding against them, provided they shall give the Company an opportunity, at its own expense, to handle and defend the same before they undertake to handle and defend it on their own behalf, unless such loss, cost, liability, or expense is a result of their own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(m)DEFERRALS AND SECTION 409A OF THE CODE.
(i)The Committee may determine that the delivery of Shares or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any Award (other than Awards of Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of Awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.
(ii)Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under section 409A, the Company does not represent or warrant that the Plan or any Award complies with Section 409A or any other provision of federal, state, local or other tax law. If a Participant is determined on the date of the Participant’s termination of employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment under this Plan that is considered nonqualified deferred compensation under Section 409A of the Code and which is payable on account of a “separation from service” (within the meaning of Section 409A of the Code), such payment shall be delayed until the earlier of (i) the first business day following the six-month anniversary of the Participant’s “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 5.9(b) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid in a lump sum, without interest, on the first business day following the expiration of the Delay Period and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award Agreement. For purposes of Section 409A of the Code, each payment made under this Plan or any Award shall be treated as a separate payment.
(n)NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
(o)AWARDS TO NON-U.S. EMPLOYEES. The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.
(p)COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:
(i)obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(ii)completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.
The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
(q)AWARDS SUBJECT TO CLAWBACK. The Awards granted under this Plan and any cash payment, Shares or other securities delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including, without limitation, the Company’s Incentive-Based Compensation Recovery Policy and any other policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law or applicable listing standards.

SECTION 10. EFFECTIVE DATE AND TERM OF PLAN;
STOCKHOLDER APPROVAL
This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2024 annual meeting of stockholders and, if so approved, the Plan shall become effective as of the date of such stockholder approval. Once effective, this Plan shall supersede and replace the Prior Plan; provided, that the Prior Plan shall remain in effect with respect to all outstanding awards granted under the Prior Plan until such awards have been exercised, forfeited, cancelled, expired, or otherwise terminated in accordance with the terms of such awards. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.